Filed Pursuant to Rule 433
Registration No. 333-158385
April 20, 2010
FREE WRITING PROSPECTUS
(To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
and Product Supplement dated April 9, 2009)

Structured Investments	HSBC USA Inc. $ Return Enhanced Notes Linked to an Equally Weighted Basket of Eight Components, Consisting of the Respective Common Stocks of the Reference Asset Issuers, due May 12, 2011
General
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Terms used in this free writing prospectus are described or defined herein, in the accompanying product supplement, prospectus supplement and prospectus. The Notes offered will have the terms described in the product supplement, prospectus supplement or prospectus. The Notes are not principal protected, and you may lose up to 100.00% of your initial investment.

•	All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Return Enhanced Notes.
•	This free writing prospectus relates to a single note offering. The purchaser of a Note will acquire a security linked to the Reference Asset described below.
•
Although the offering relates to a Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset, any Basket Component or any securities derivative of or relating to a Basket Component nor as to the suitability of an investment in the related Notes.

•	Senior unsecured debt obligations of HSBC USA Inc. maturing May 12, 2011.
•	Minimum purchase of $10,000. Minimum denominations of $1,000 and integral multiples thereof.
•	If the terms of the Notes set forth below are inconsistent with those described in the accompanying product supplement, the terms set forth below will supersede.
Key Terms
Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)*
Reference Asset:
The Notes are linked to an equally weighted basket (the “Basket”) consisting of the respective common stocks of the Reference Asset Issuers (each such common stock a “Basket Component” and together, the “Basket Components”).

Reference Asset Issuers:
Chesapeake Energy Corporation (“CHK”), El Paso Corporation (“EP”), Southwestern Energy Company (“SWN”), Petrohawk Energy Corporation (“HK”), Pioneer Natural Resources Company (“PXD”), Range Resources Corporation (“RRC”), SandRidge Energy, Inc. (“SD”), and Cabot Oil & Gas Corporation (“COG”) (each a “Reference Asset Issuer”).  Any Successor Entity to a Reference Asset Issuer will be considered a Reference Asset Issuer.

Component Weighting:	With respect to each Basket Component, 12.50%.
Principal Amount:	$1,000 per Note.
Trade Date:	April 23, 2010
Pricing Date:	April 23, 2010
Original Issue Date:	April 28, 2010
Ending Averaging Dates:	May 3, 2011, May 4, 2011, May 5, 2011, May 6, 2011 and May 9, 2011 (the Final Valuation Date), subject to adjustment as described herein and in the accompanying product supplement.
Final Valuation Date:	May 9, 2011, subject to adjustment as described herein and in the accompanying product supplement.
Maturity Date:
3 business days after the Final Valuation Date and is expected to be May 12, 2011.  The Maturity Date is subject to further adjustment as described under “Market Disruption Events” herein and under “Specific Terms of the Notes — Market Disruption Events” in the accompanying product supplement.

Upside Participation Rate:	300%
Maximum Cap:	29.85%. In no event will the return on your Notes exceed the Maximum Cap of 29.85%. This means the Payment at Maturity per $1,000 Principal Amount of Notes will not exceed $1,298.50.
Payment at Maturity:
For each Note, if the Basket Return is positive or zero, you will receive a cash payment on the Maturity Date that is based on the Basket Return, subject to the Maximum Cap, equal to the lesser of (a) $1,000 + ($1,000 × Basket Return × Upside Participation Rate); and (b) $1,000 + ($1,000 × Maximum Cap).

Note that the Basket Return will never exceed the Maximum Cap of 29.85%.

For each Note, if the Basket Return is negative, you will receive a cash payment on the Maturity Date that is based on the Basket Return, equal to $1,000 + ($1,000 × Basket Return). If the Basket Ending Level is less than the Basket Starting Level you will lose some or all of your investment. This means that if the Basket Return is -100.00%, you will lose your entire investment.

Basket Return:	The quotient, expressed as a percentage, of (i) the Basket Ending Level minus the Basket Starting Level divided by (ii) the Basket Starting Level, expressed as a formula:
Basket Ending Level – Basket Starting Level
Basket Starting Level
Basket Starting Level:	Set equal to 100 on the Pricing Date.
Basket Ending Level:	The Basket Closing Level on the Final Valuation Date.
Basket Closing Level:	The Basket Closing Level will be calculated as follows:
100 × [1 + (the sum of the Basket Component return multiplied by the Component Weighting, for each Basket Component)]

Each of the Basket Component returns set forth in the formula above refers to the return for the relevant Basket Component, which reflects the performance of the relevant Basket Component, expressed as the percentage change from the Initial Price of that Basket Component to the Final Price of that Basket Component.

Initial Price:	The Official Closing Price (as defined below) of the respective Basket Component as determined by the calculation agent on the Pricing Date.
Final Price:
With respect to each Basket Component, the arithmetic average of the Official Closing Prices on the five Ending Averaging Dates of such respective Basket Component, adjusted as described under “Adjustments” below by the calculation agent.

Official Closing Price:
With respect to each Basket Component, the Official Closing Price on any scheduled trading day will be the relevant official price of one share of such Basket Component on the relevant exchange for such Basket Component as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange.  If the Basket Component is not listed or traded as described above for any reason other than a market disruption event (as defined below), then the Official Closing Price for the Basket Component on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for one share of the Basket Component obtained from as many dealers in the Reference Asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

CUSIP/ISIN:	4042K0W43 /
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.
* A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The Notes themselves have not been independently rated. Each rating should be evaluated independently of any other rating.
Investment in the Notes involves certain risks. You should refer to “Selected Risk Considerations” beginning on page FWP-3 of this document and “Risk Factors” on page PS-4 of the product supplement and page S-3 of the prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this free writing prospectus, or the accompanying product supplement, prospectus supplement and prospectus, is truthful or complete.  Any representation to the contrary is a criminal offense.
The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and involve investment risks including possible loss of the principal amount invested due to the credit risk of HSBC.  HSBC Securities (USA) Inc. or another of our affiliates or agents may use the pricing supplement related to this free writing prospectus in market-making transactions in any Notes after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement relating to this free writing prospectus is being used in a market-making transaction. HSBC Securities (USA) Inc., an affiliate of ours, will purchase the Notes from us for distribution to the placement agent.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-16 of this free writing prospectus. We have appointed J.P. Morgan Securities Inc. as placement agent for the sale of the Notes.  J.P. Morgan Securities Inc. will offer the Notes to investors directly or through other registered broker-dealers.
	Price to Public(1)	Fees and Commissions	Proceeds to Issuer
Per Note	$1,000	$10	$990
Total	$	$	$
(1) Certain fiduciary accounts will pay a purchase price of $990 per Note, and the placement agents with respect to sales made to such accounts will forgo any fees.
JPMorgan
Placement Agent
April 20, 2010

Additional Terms Specific to the Notes

This free writing prospectus relates to a single note offering linked to the Reference Asset identified on the cover page. The purchaser of a Note will acquire a senior unsecured debt security linked to the Reference Asset.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the note offering relates only to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Basket, any Basket Component or any securities derivative of or relating to a Basket Component, or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the product supplement dated April 9, 2009.  If the terms of the Notes offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” beginning on page FWP-3 of this free writing prospectus and “Risk Factors” on page PS-4 of the product supplement and page S-3 of the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Return Enhanced Notes.  We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and a product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes.  You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance.  In the event of any material changes to the terms of the Notes, we will notify you.

Supplemental Information Relating to the Terms of the Notes

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.  HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Selected Purchase Considerations

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APPRECIATION POTENTIAL — The Notes provide the opportunity to enhance returns by multiplying any positive Basket Return by the Upside Participation Rate of 300%, subject to the Maximum Cap of 29.85%. Accordingly, the Payment at Maturity will not exceed $1,298.50 for every $1,000 Principal Amount of Notes. Because the Notes are our senior unsecured debt obligations, the payment of any amount at maturity is subject to our ability to pay our obligations as they become due.  You may lose up to 100.00% of your investment.

•
FULL PARTICIPATION IN THE DECLINE OF THE REFERENCE ASSET — Payment at Maturity of the Principal Amount of the Notes is fully exposed to a decline in the Basket Ending Level, as compared to the Basket Starting Level.  If the level of the Basket declines, you will lose 1.00% of the Principal Amount for every 1.00% that the Basket Return is less than zero.  If the Basket Return is -100.00%, you will lose your entire investment.

•
TAX TREATMENT — There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes.  Under one approach, the Notes should be treated as pre-paid forward or other executory contracts with respect to the Basket.  We intend to treat the Notes consistent with this approach.  Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin LLP. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin LLP, it is reasonable to treat the Notes as pre-paid forward or other executory contracts with respect to the Basket.  Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes.

We will not attempt to ascertain whether any Reference Asset Issuer would be treated as a United States real property holding corporation, as defined for U.S. federal income tax purposes.  If one or more Reference Asset Issuers were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC by the Reference Asset Issuers and consult your tax advisor regarding the possible consequences to you, if any, in the event that one or more Reference Asset Issuers is or becomes a United States real property holding corporation.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement.

FWP-2

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DIVERSIFICATION AMONG THE BASKET COMPONENTS — The return on the Notes is linked to an equally weighted basket consisting of the respective common stocks of the Reference Asset Issuers. For additional information about each Basket Component see the information set forth under “Description of the Reference Asset” herein.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Asset or any Basket Component.  These risks are explained in more detail in the “Risk Factors” sections of the accompanying product and prospectus supplement.

•
SUITABILITY OF NOTES FOR INVESTMENT — A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of his or her investment objectives and the information set out in this free writing prospectus.  Neither HSBC nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

•
YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The Notes do not guarantee any return of principal. The return on the Notes at maturity is linked to the performance of the Reference Asset and will depend on whether, and the extent to which, the Basket Return is positive or negative. If the Basket Ending Level has declined, as compared to the Basket Starting Level, you will not receive the full amount of your initial investment at maturity. You may lose up to 100.00% of your investment.

•
THE NOTES ARE SUBJECT TO THE CREDIT RISK OF HSBC USA INC. — The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amount owed to you under the terms of the Notes.

•
RISKS ASSOCIATED WITH AN INVESTMENT LINKED TO COMPANIES IN THE ENERGY INDUSTRY — The Reference Asset Issuers develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services.  Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products and services in general.  The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies.  The stock prices of oil service companies could be subject to wide fluctuations in response to a variety of factors, including the ability of the Organization of the Petroleum Exporting Countries (“OPEC”) to set and maintain production levels and pricing, the level of production in non-OPEC countries, the demand for oil and gas, which is negatively impacted by economic downturns, the policies of various governments regarding exploration and development of oil and gas reserves, advances in exploration and development technology and the political environment of oil-producing regions.  Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies.  Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the Reference Asset Issuers’ performance, and therefore the Basket and your return on the Notes.

•
CONCENTRATION OF INVESTMENT IN A PARTICULAR INDUSTRY — The equity securities issued by the Reference Asset Issuers are in the following industries:  oil and natural gas and its transmission, exploration and production.  Consequently, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting such industries than an investment linked to a more broadly diversified group of issuers.  Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products and services in general.

•
CHANGES IN THE VALUES OF THE BASKET COMPONENTS MAY OFFSET EACH OTHER — Movements in the prices of the Basket Components may not correlate with each other. At a time when the price of one of the Basket Components increases, the price of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the Basket Return, increases in the price of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the price of the other Basket Components.

•
CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale of Notes by you prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•
NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Basket Components would have.

•
THE NOTES LACK LIQUIDITY — The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. may offer to purchase the Notes in the secondary market but is not required to do so and may cease making such offers at any time. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

FWP-3

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any corporate action that might affect the level of the Reference Asset and the value of the Notes.

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IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE PARTIALLY BASED ON THE COMMON STOCK OF A COMPANY OTHER THAN THE EIGHT BASKET COMPONENTS INITIALLY IN THE BASKET — Following certain corporate events relating to the respective Reference Asset Issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock of a successor to the respective Reference Asset Issuer or any cash or any other assets distributed to holders of such Basket Component in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see “Reorganization Events” beginning on page FWP-14 below.

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THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION AND INVOLVE INVESTMENT RISKS INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED DUE TO THE CREDIT RISK OF HSBC — The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

•
THERE IS LIMITED ANTI-DILUTION PROTECTION — The calculation agent will adjust the Final Price of a Basket Component, which will affect the Basket Return and, consequently, the Payment at Maturity, for certain events affecting the shares of such Basket Component, such as stock splits and corporate actions. The calculation agent is not required to make an adjustment for every corporate action which affects the shares of the Basket Components. If an event occurs that does not require the calculation agent to adjust the prices of the shares of the Basket Components, the market price of the Notes may be materially and adversely affected. See “Adjustments” below for additional information.

•
MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — In addition to the level of the Reference Asset on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components;

•	the time to maturity of the Notes;

•	the dividend rate on the Basket Components;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

What Is the Total Return on the Notes at Maturity Assuming a Range of Performances for the Reference Asset?

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this free writing prospectus is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of Notes to $1,000. The hypothetical total returns set forth below reflect the Basket Starting Level of 100.00, the Upside Participation Rate of 300% and the Maximum Cap of 29.85%. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Hypothetical Basket Ending Level	Hypothetical Basket Return	Hypothetical Total Return
180.00	80.00%	29.85%
165.00	65.00%	29.85%
150.00	50.00%	29.85%
140.00	40.00%	29.85%
130.00	30.00%	29.85%
120.00	20.00%	29.85%
115.00	15.00%	29.85%
110.00	10.00%	29.85%
109.95	9.95%	29.85%
105.00	5.00%	15.00%
102.50	2.50%	7.50%
100.50	0.50%	1.50%
100.00	0.00%	0.00%
95.00	-5.00%	-5.00%
90.00	-10.00%	-10.00%
85.00	-15.00%	-15.00%
80.00	-20.00%	-20.00%
70.00	-30.00%	-30.00%
60.00	-40.00%	-40.00%
50.00	-50.00%	-50.00%
40.00	-60.00%	-60.00%
30.00	-70.00%	-70.00%
20.00	-80.00%	-80.00%
10.00	-90.00%	-90.00%
0.00	-100.00%	-100.00%

FWP-4

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The level of the Reference Asset increases from the Basket Starting Level of 100.00 to a Basket Ending Level of 105.00. Because the Basket Ending Level of 105.00 is greater than the Basket Starting Level of 100.00 and the Basket Return of 5.00% multiplied by the Upside Participation Rate of 300.00% does not exceed the Maximum Cap of  29.85%, the investor receives a Payment at Maturity of $1,150.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + [$1,000 × (5.00% × 300.00%)] = $1,150.00

Example 2: The level of the Reference Asset increases from the Basket Starting Level of 100.00 to a final level of 115.00. Because the Basket Ending Level of 115.00 is greater than the Basket Starting Level of 100.00 and the Basket Return of 15.00% multiplied by the Upside Participation Rate of 300.00% exceeds the Maximum Cap of 29.85%, the investor receives a Payment at Maturity of $1,298.50 per $1,000 Principal Amount of Notes, the maximum payment on the Notes, calculated as follows:

$1,000 + ($1,000 × 29.85%) = $1,298.50

Example 3: The level of the Reference Asset decreases from the Basket Starting Level of 100.00 to a Basket Ending Level of 70.00. Because the Basket Return is -30.00% and the Basket Ending Level of 70.00 is less than the Basket Starting Level of 100.00, the investor receives a Payment at Maturity of $700.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × -30.00%) = $700.00

Description of the Reference Asset

General

This free writing prospectus is not an offer to sell and it is not an offer to buy interests in any Basket Component.  All disclosure contained in this free writing prospectus regarding the Reference Asset, including the performance and description of the Basket Components, where applicable, are derived from publicly available information. Neither HSBC nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Basket Component contained in this free writing prospectus.  You should make your own investigation into each Basket Component.

We urge you to read the section “Sponsors or Issuers and Reference Asset” on page S-37 in the accompanying prospectus supplement.

REFERENCE ASSET ISSUER AND REFERENCE ASSET INFORMATION

The Notes have not been passed on by the Reference Asset Issuers as to their legality or suitability. The Notes are not issued by and are not financial or legal obligations of the Reference Asset Issuers. The Reference Asset Issuers make no warranties and bear no liabilities with respect to the Notes. This free writing prospectus relates only to the Notes offered and does not relate to any security of a Reference Asset Issuer.

All information on the Basket Components and the Reference Asset Issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a Basket Component can be located by reference to the SEC file number specified in the description of the Basket Components below.  In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.  We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by a Reference Asset Issuer with the SEC. In connection with any issuance of Notes under the applicable pricing supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the issuers of the respective Basket Components. Neither we nor any affiliate makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the Basket Components is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the trading price of a Basket Component (and therefore the price of such Basket Component at the time we price the Notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the respective Basket Components could affect the value received at maturity with respect to the Notes and therefore the price of the Notes.

FWP-5

CHESAPEAKE ENERGY CORPORATION (CHK)

Description of Chesapeake Energy Corporation

Chesapeake Energy Corporation has stated in its filings with the SEC that it owns interests in producing natural gas and oil wells.

Historical Performance of Chesapeake Energy Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2005 through April 19, 2010. We obtained the data in this table from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 30, 2009	$29.49	$16.92	$28.40
December 31, 2009	$30.00	$22.07	$25.88
March 31, 2010	$29.20	$22.10	$23.64
April 19, 2010*	$24.91	$23.43	$23.75

* As of the date of this free writing prospectus available information for the second calendar quarter of 2010 includes data for the period from April 1, 2010 through April 19, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2010.

The graph below illustrates the performance of Chesapeake Energy Corporation’s common stock from January 3, 2005 through April 19, 2010, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 19, 2010 was $23.75. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

Source: Bloomberg Professional® service

FWP-6

EL PASO CORPORATION (EP)

Description of El Paso Corporation

El Paso Corporation has stated in its filings with the SEC that it is an energy company that primarily operates in the natural gas transmission and exploration and production sectors of the energy industry.

Historical Performance of El Paso Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2005 through April 19, 2010. We obtained the data in this table from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$13.10	$10.02	$10.58
June 30, 2005	$11.87	$9.37	$11.52
September 30, 2005	$14.16	$11.13	$13.90
December 30, 2005	$14.07	$10.78	$12.16
March 31, 2006	$13.95	$11.80	$12.05
June 30, 2006	$15.99	$11.85	$15.00
September 29, 2006	$16.38	$12.82	$13.64
December 29, 2006	$15.84	$12.92	$15.28
March 30, 2007	$15.66	$13.72	$14.47
June 29, 2007	$17.43	$14.41	$17.23
September 28, 2007	$18.56	$15.00	$16.97
December 31, 2007	$18.33	$15.29	$17.24
March 31, 2008	$18.27	$14.83	$16.64
June 30, 2008	$21.95	$16.57	$21.74
September 30, 2008	$22.47	$11.25	$12.76
December 31, 2008	$12.53	$5.32	$7.83
March 31, 2009	$9.51	$5.22	$6.25
June 30, 2009	$10.91	$6.11	$9.23
September 30, 2009	$10.84	$8.00	$10.32
December 31, 2009	$11.37	$8.94	$9.83
March 31, 2010	$11.59	$9.56	$10.84
April 19, 2010*	$11.85	$10.93	$11.18

* As of the date of this free writing prospectus available information for the second calendar quarter of 2010 includes data for the period from April 1, 2010 through April 19, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2010.

The graph below illustrates the performance of El Paso Corporation’s common stock from January 3, 2005 through April 19, 2010, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 19, 2010 was $11.18. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

Source: Bloomberg Professional® service

FWP-7

SOUTHWESTERN ENERGY COMPANY (SWN)

Description of Southwestern Energy Company

Southwestern Energy Company has stated in its filings with the SEC that it is an independent energy company engaged in natural gas and crude oil exploration, development and production.  It also has natural gas gathering and marketing businesses.

Historical Performance of Southwestern Energy Company

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2005 through April 19, 2010. We obtained the data in this table from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$7.89	$5.55	$7.10
June 30, 2005	$11.93	$6.72	$11.75
September 30, 2005	$18.72	$12.00	$18.35
December 30, 2005	$20.89	$15.60	$17.97
March 31, 2006	$22.13	$14.47	$16.10
June 30, 2006	$20.59	$11.85	$15.58
September 29, 2006	$19.18	$13.88	$14.94
December 29, 2006	$21.48	$13.62	$17.53
March 30, 2007	$20.82	$15.79	$20.49
June 29, 2007	$25.26	$20.38	$22.25
September 28, 2007	$23.23	$17.84	$20.93
December 31, 2007	$28.50	$20.85	$27.86
March 31, 2008	$35.39	$23.77	$33.69
June 30, 2008	$49.45	$32.96	$47.61
September 30, 2008	$52.46	$27.04	$30.54
December 31, 2008	$39.08	$19.05	$28.97
March 31, 2009	$35.48	$25.33	$29.69
June 30, 2009	$46.47	$28.90	$38.85
September 30, 2009	$45.80	$34.26	$42.68
December 31, 2009	$51.33	$39.77	$48.20
March 31, 2010	$52.82	$37.22	$40.72
April 19, 2010*	$42.93	$39.32	$39.70

* As of the date of this free writing prospectus available information for the second calendar quarter of 2010 includes data for the period from April 1, 2010 through April 19, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2010.

The graph below illustrates the performance of Southwestern Energy Company’s common stock from January 3, 2005 through April 19, 2010, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 19, 2010 was $39.70. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

Source: Bloomberg Professional® service

FWP-8

PETROHAWK ENERGY CORPORATION (HK)

Description of Petrohawk Energy Corporation

Petrohawk Energy Corporation has stated in its filings with the SEC that it is an independent oil and natural gas company engaged in the exploration, development and production of predominately natural gas properties located onshore in the United States.

Historical Performance of Petrohawk Energy Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2005 through April 19, 2010. We obtained the data in this table from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$10.91	$7.57	$10.44
June 30, 2005	$11.90	$7.57	$10.83
September 30, 2005	$14.90	$10.47	$14.39
December 30, 2005	$15.16	$11.05	$13.21
March 31, 2006	$16.25	$11.75	$13.69
June 30, 2006	$14.64	$10.01	$12.53
September 29, 2006	$12.97	$9.76	$10.38
December 29, 2006	$13.08	$9.90	$11.51
March 30, 2007	$13.46	$11.95	$13.17
June 29, 2007	$17.23	$12.87	$15.86
September 28, 2007	$17.07	$13.65	$16.42
December 31, 2007	$19.11	$15.55	$17.31
March 31, 2008	$20.47	$14.33	$20.17
June 30, 2008	$48.50	$19.55	$46.31
September 30, 2008	$53.41	$17.55	$21.63
December 31, 2008	$21.66	$8.50	$15.63
March 31, 2009	$22.87	$14.89	$19.23
June 30, 2009	$26.90	$18.50	$22.30
September 30, 2009	$25.81	$18.01	$24.21
December 31, 2009	$28.46	$20.45	$23.99
March 31, 2010	$27.36	$18.99	$20.28
April 19, 2010*	$23.80	$20.55	$21.82

* As of the date of this free writing prospectus available information for the second calendar quarter of 2010 includes data for the period from April 1, 2010 through April 19, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2010.

The graph below illustrates the performance of Petrohawk Energy Corporation’s common stock from January 3, 2005 through April 19, 2010, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 19, 2010 was $21.82. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

Source: Bloomberg Professional® service

FWP-9

PIONEER NATURAL RESOURCES COMPANY (PXD)

Description of Pioneer Natural Resources Company

Pioneer Natural Resources Company has stated in its filings with the SEC that it is an independent oil and gas exploration and production company with current operations in the United States, South Africa and Tunisia.  It is a holding company whose assets consist of direct and indirect ownership interests in, and whose business is conducted substantially through, its subsidiaries.

Historical Performance of Pioneer Natural Resources Company

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2005 through April 19, 2010. We obtained the data in this table from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$44.82	$32.91	$42.72
June 30, 2005	$45.22	$36.67	$42.08
September 30, 2005	$56.35	$39.66	$54.92
December 30, 2005	$55.98	$45.39	$51.27
March 31, 2006	$54.46	$38.02	$44.25
June 30, 2006	$46.75	$36.44	$46.41
September 29, 2006	$46.70	$37.07	$39.12
December 29, 2006	$44.46	$36.48	$39.69
March 30, 2007	$43.62	$37.18	$43.11
June 29, 2007	$54.17	$42.60	$48.71
September 28, 2007	$49.78	$39.43	$44.98
December 31, 2007	$54.87	$42.92	$48.84
March 31, 2008	$50.00	$36.43	$49.12
June 30, 2008	$81.26	$48.50	$78.28
September 30, 2008	$82.21	$46.25	$52.28
December 31, 2008	$52.26	$14.03	$16.18
March 31, 2009	$20.44	$11.89	$16.47
June 30, 2009	$30.56	$15.67	$25.50
September 30, 2009	$36.74	$21.78	$36.29
December 31, 2009	$49.98	$33.50	$48.17
March 31, 2010	$56.88	$41.88	$56.32
April 19, 2010*	$63.37	$57.31	$61.40

* As of the date of this free writing prospectus available information for the second calendar quarter of 2010 includes data for the period from April 1, 2010 through April 19, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2010.

The graph below illustrates the performance of Pioneer Natural Resources Company’s common stock from January 3, 2005 through April 19, 2010, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 19, 2010 was $61.40. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

Source: Bloomberg Professional® service

FWP-10

RANGE RESOURCES CORPORATION (RRC)

Description of Range Resources Corporation

Range Resources Corporation has stated in its filings with the SEC that it is an independent natural gas company engaged in the exploration, development and acquisition of primarily natural gas properties, mostly in the Southwestern and Appalachian regions of the United States.

Historical Performance of Range Resources Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2005 through April 19, 2010. We obtained the data in this table from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$17.59	$12.36	$15.57
June 30, 2005	$18.61	$13.51	$17.93
September 30, 2005	$26.33	$18.01	$25.74
December 30, 2005	$28.37	$20.71	$26.34
March 31, 2006	$30.40	$22.52	$27.31
June 30, 2006	$30.29	$21.74	$27.19
September 29, 2006	$30.37	$23.39	$25.24
December 29, 2006	$31.77	$22.80	$27.46
March 30, 2007	$33.80	$25.33	$33.40
June 29, 2007	$41.58	$33.40	$37.41
September 28, 2007	$41.84	$33.28	$40.66
December 31, 2007	$51.88	$37.18	$51.36
March 31, 2008	$65.53	$43.02	$63.45
June 30, 2008	$76.77	$61.20	$65.54
September 30, 2008	$72.98	$37.37	$42.87
December 31, 2008	$44.15	$23.79	$34.39
March 31, 2009	$45.86	$30.90	$41.16
June 30, 2009	$48.78	$38.76	$41.41
September 30, 2009	$52.86	$35.48	$49.36
December 31, 2009	$60.13	$41.99	$49.85
March 31, 2010	$54.48	$44.68	$46.87
April 19, 2010*	$51.48	$47.01	$48.52

* As of the date of this free writing prospectus available information for the second calendar quarter of 2010 includes data for the period from April 1, 2010 through April 19, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2010.

The graph below illustrates the performance of Range Resources Corporation’s common stock from January 3, 2005 through April 19, 2010, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 19, 2010 was $48.52. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

Source: Bloomberg Professional® service

FWP-11

SANDRIDGE ENERGY, INC. (SD)

Description of SandRidge Energy, Inc.

SandRidge Energy, Inc. has stated in its filings with the SEC that it is an independent natural gas and oil company concentrating on exploration, development and production activities related to the exploitation of its holdings in West Texas.  It owns related gas gathering and treating facilities, a gas marketing business and an oil field services business, including its wholly owned drilling rig business.

Historical Performance of SandRidge Energy, Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from November 6, 2007 (the date of SandRidge Energy Inc.’s initial public offering)  through April 19, 2010. We obtained the data in this table from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 31, 2007*	$36.09	$29.53	$35.86
March 31, 2008	$41.00	$28.55	$39.15
June 30, 2008	$68.88	$37.88	$64.58
September 30, 2008	$69.34	$17.46	$19.60
December 31, 2008	$19.23	$4.86	$6.15
March 31, 2009	$8.78	$4.49	$6.59
June 30, 2009	$11.83	$6.31	$8.52
September 30, 2009	$15.00	$7.44	$12.96
December 31, 2009	$14.07	$7.97	$9.43
March 31, 2010	$11.08	$7.13	$7.70
April 19, 2010**	$8.03	$6.92	$6.98

* Information for the fourth calendar quarter of 2007 includes data for the period from November 6, 2007 through December 31, 2007. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2007.

** As of the date of this free writing prospectus available information for the second calendar quarter of 2010 includes data for the period from April 1, 2010 through April 19, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2010.

The graph below illustrates the performance of SandRidge Energy, Inc.’s common stock from November 6, 2007 through April 19, 2010, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 19, 2010 was $6.98. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

Source: Bloomberg Professional® service

FWP-12

CABOT OIL & GAS CORPORATION (COG)

Description of Cabot Oil & Gas Corporation

Cabot Oil & Gas Corporation has stated in its filings with the SEC that it is an independent oil and gas company engaged in the development, exploitation and exploration of oil and gas properties located in North America.

Historical Performance of Cabot Oil & Gas Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2005 through April 19, 2010. We obtained the data in this table from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$19.55	$13.72	$18.38
June 30, 2005	$19.38	$13.78	$17.35
September 30, 2005	$25.57	$17.44	$25.26
December 30, 2005	$26.40	$20.17	$22.55
March 31, 2006	$26.74	$21.05	$23.97
June 30, 2006	$27.84	$19.13	$24.50
September 29, 2006	$28.12	$21.81	$23.97
December 29, 2006	$33.26	$21.32	$30.33
March 30, 2007	$35.92	$27.87	$33.66
June 29, 2007	$42.50	$33.64	$36.88
September 28, 2007	$38.46	$30.17	$35.16
December 31, 2007	$41.15	$33.03	$40.37
March 31, 2008	$55.87	$34.90	$50.84
June 30, 2008	$72.00	$49.89	$67.73
September 30, 2008	$72.87	$32.11	$36.14
December 31, 2008	$35.00	$19.18	$26.00
March 31, 2009	$31.85	$17.84	$23.57
June 30, 2009	$37.64	$22.46	$30.64
September 30, 2009	$39.47	$27.26	$35.75
December 31, 2009	$46.26	$33.33	$43.59
March 31, 2010	$46.45	$35.96	$36.80
April 19, 2010*	$40.97	$37.30	$38.58

* As of the date of this free writing prospectus available information for the second calendar quarter of 2010 includes data for the period from April 1, 2010 through April 19, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2010.

The graph below illustrates the performance of Cabot Oil & Gas Corporation’s common stock from January 3, 2005 through April 19, 2010, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 19, 2010 was $38.58. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

Source: Bloomberg Professional® service

FWP-13

Market Disruption Events

If an Ending Averaging Date, including the Final Valuation Date, is not a scheduled trading day for a Basket Component, then such Ending Averaging Date for such Basket Component will be the next day that is a scheduled trading day for such Basket Component.  If a market disruption event (as defined below) exists for a Basket Component on an Ending Averaging Date, then such Ending Averaging Date for such Basket Component will be the next scheduled trading day on which a market disruption event does not exist with respect to such Basket Component.  If the market disruption event continues for five consecutive scheduled trading days, then that fifth scheduled trading day will be the Ending Averaging Date for such Basket Component, and the calculation agent will determine, in its discretion, the Official Closing Price of such Basket Component on that date in good faith and in its sole discretion using its estimate of the exchange traded price for such Basket Component that would have prevailed but for that market disruption event. For the avoidance of doubt, if no market disruption event exists with respect to a Basket Component on an originally scheduled Ending Averaging Date, the determination of such Basket Component’s Official Closing Price  with respect to such Ending Averaging Date will be made on the originally scheduled Ending Averaging Date, irrespective of the existence of a market disruption event with respect to one or more of the other Basket Components. If an Ending Averaging Date with respect to a Basket Component is postponed, then each subsequent Ending Averaging Date with respect to such Basket Component, including the Final Valuation Date, will also be postponed by an equal number of scheduled trading days.  If the Final Valuation Date with respect to any Basket Component is postponed then the Maturity Date will also be postponed until the third business day following the latest postponed Final Valuation Date and no interest will be payable in respect of such postponement.

 “Market disruption event” means for purposes hereof:

With respect to a Basket Component and any date, the occurrence or existence of any of the following conditions which the calculation agent determines is material: (i) any suspension of or limitation imposed on trading by any relevant exchange or related exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by that relevant exchange or related exchange or otherwise, (a) relating to the Basket Component or (b) in any futures or options contracts relating to the Basket Component; or (ii) any event (other than an event described in (iii) below) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general (a) to effect transactions in, or obtain market values for, the Basket Component or (b) to effect transactions in, or obtain market values for, any futures or options contracts relating to the Basket Component; or (iii) the closure on any scheduled trading day of any relevant exchange or related exchange prior to its scheduled closing time unless that earlier closing time is announced by that relevant exchange or related exchange at least one hour prior to the actual closing time for the regular trading session on that relevant exchange or related exchange on that scheduled trading day; or (iv) the relevant exchange or any related exchange for the Basket Component fails to open for trading during its regular trading session.

“Relevant exchange” means with respect to a Basket Component, the primary exchange for that Basket Component.

“Related exchange” means with respect to a Basket Component, the exchanges or quotation systems, if any, on which options or futures contracts on that relevant Basket Component are traded or quoted, and as may be selected from time to time by the calculation agent.

“Scheduled closing time” means, with respect to any exchange and a scheduled trading day, the scheduled weekday closing time of that exchange on that scheduled trading day, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled trading day” means with respect to a Basket Component, any day on which the relevant exchange for that Basket Component and each related exchange for that Basket Component are scheduled to be open for trading for that Basket Component.

The calculation agent will notify the noteholders of the existence of a market disruption event on any day that, but for the occurrence or existence of a market disruption event, would have been the Final Valuation Date.

Reorganization Events

If prior to the Maturity Date,

(i) there occurs any reclassification or change of a Basket Component, including, without limitation, as a result of the issuance of tracking stock by the relevant Reference Asset Issuer,

(ii) the issuer of a Basket Component, or any surviving entity or subsequent surviving entity of such Reference Asset Issuer (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(iii) any statutory exchange of securities of a Reference Asset Issuer or any Successor Entity with another corporation occurs, other than pursuant to clause (ii) above,

(iv) a Reference Asset Issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(v) a Reference Asset Issuer issues to all of its shareholders equity securities of an issuer other than such Reference Asset Issuer, other than in a transaction described in clauses (ii), (iii) or (iv) above (a “Spin-Off Event”), or

(vi) a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of a Reference

FWP-14

Asset Issuer and is consummated and completed in full for all or substantially all of the shares of such Reference Asset Issuer, as determined by the calculation agent in its sole discretion (an event in clauses (i) through (vi), a “Reorganization Event”), then the Initial Price and the Final Price for such Basket Component will be adjusted as set forth below.

If a Reorganization Event with respect to a Basket Component occurs, in each case as a result of which the holders of such Basket Component receive Exchange Property, then the Final Price for such Basket Component will be determined by reference to the value of the Exchange Property following the effective date for such Reorganization Event (or, if applicable, in the case of a Spin-Off Event, the Initial Price for such Basket Component will be adjusted based on the closing prices of one share of such Basket Component immediately preceding and immediately succeeding the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event). The value of the Exchange Property will be calculated as the sum of the value of the components of the Exchange Property as described below:

•
If the Exchange Property consists of securities (including, without limitation, securities of the relevant Reference Asset Issuer or securities of foreign issuers represented by American depository receipts) traded on the NYSE, the Alternext, or The NASDAQ Stock Market (“Exchange Traded Securities”), the value of such Exchange Property will equal the closing price of the securities composing the Exchange Property.

•
If the Exchange Property consists of cash, property other than Exchange Traded Securities or a combination thereof, the calculation agent will value such Exchange Property as if such Exchange Property was liquidated on the date the issuer of such Basket Component received all such non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property will equal the aggregate cash amount, including both the Exchange Property consisting of cash and the amount resulting from the valuation or liquidation of the non-cash Exchange Property.

“Exchange Property,” with respect to a Basket Component that is subject to a Reorganization Event, will consist of any Basket Component continued to be held by the holders of such Basket Component, and any securities, cash or any other assets distributed to the holders of such Basket Component with respect to one share, in or as a result of, the Reorganization Event. No interest will accrue on any Exchange Property.

In the event Exchange Property consists of securities, those securities will, in turn, be subject to the anti-dilution adjustments contained herein, see “Adjustments” below. In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

The calculation agent will be solely responsible for the determination and calculation of the Exchange Property if a Reorganization Event occurs, the value thereof and its effect on the relevant Basket Component’s Initial Price, and its Final Price. The calculation agent’s determinations and calculations, and its adjustments of the Basket Component’s prices, shall be conclusive absent manifest error. If a Reorganization Event (other than a Spin-Off Event) with respect to a Basket Component occurs, then, on and after the effective date of such Reorganization Event:

(i) such Basket Component’s Initial Price will not be further adjusted under this “Reorganization Events” section; and

(ii) such Basket Component’s Final Price on any scheduled trading day on and after the effective date of the Reorganization Event will equal the sum of:

•
the closing price of any Exchange Traded Securities composing the Exchange Property on such scheduled trading day, adjusted as described under “Adjustments” below, if applicable, on such scheduled trading day;

•	the aggregate cash amount of any Exchange Property consisting of cash; and

•	the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on such scheduled trading day.

If a Spin-Off Event with respect to a Basket Component occurs, then, on and after the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event:

(i) such Basket Component’s Initial Price will be adjusted on the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event so that the new Initial Price for such Basket Component will equal the product of (A) the Initial Price of such Basket Component immediately prior to the ex-dividend date with respect to the Spin-Off Event and (B) a fraction, the numerator of which is equal to the closing price per share of such Basket Component on the scheduled trading day immediately succeeding the ex-dividend date with respect to the Spin-Off Event, and the denominator of which is the closing price per share of such Basket Component on the scheduled trading day immediately preceding the ex-dividend date with respect to the Spin-Off Event; and

(ii) the Final Price for such Basket Component on any scheduled trading day on and after the ex-dividend date with respect to the Spin-Off Event will not be further adjusted under this “Reorganization Events” section.

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Adjustments

Following the declaration by a Reference Asset Issuer of the terms of any Potential Adjustment Event (as defined below), the calculation agent will determine whether that Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of the relevant Basket Component and, if so, will make such calculations and adjustments to the terms of the Note as may be necessary in order to account for the economic effect of such event.

For purposes hereof, “Potential Adjustment Event” means the occurrence of any of the following after the issue date of the Notes, and for the avoidance of doubt, not including a Reorganization Event, which would be calculated under “Reorganization Events” above (which, however, contemplates concurrent adjustments under this section for Potential Adjustment Events other than Reorganization Events):

(i) a subdivision, consolidation or reclassification of the shares of the Basket Component (unless a Reorganization Event), or a free distribution or dividend of any shares of the Basket Component to existing holders by way of bonus, capitalization or similar issue;

(ii) a distribution or dividend to existing holders of shares of the Basket Component of (A) the Basket Component (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Reference Asset Issuer equally or proportionately with such payments to holders of those shares or (C) other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the calculation agent;

(iii) an extraordinary dividend;

(iv) a call by the relevant Reference Asset Issuer in respect of shares of the Basket Component that are not fully paid;

(v) a repurchase by the Reference Asset Issuer of shares of the Basket Component whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise; or

 (vi) any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of the Basket Component.

Events of Default and Acceleration

If the Notes have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Notes, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this free writing prospectus except that the Final Price with respect to each Basket Component will be equal to the Official Closing Price of such Basket Component on the Final Valuation Date.  In that case, the scheduled trading day preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Basket Ending Level, including the determinations of each Basket Component’s Final Price.  If a market disruption event exists with respect to a Basket Component on that scheduled trading day, then the accelerated Final Valuation Date for such Basket Component will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date).  The accelerated Maturity Date will then be the third business day following the postponed accelerated Final Valuation Date.  For the avoidance of doubt, if no market disruption event exists with respect to a Basket Component on the scheduled trading day preceding the date of acceleration, the determination of such Basket Component’s Final Price will be made on such date, irrespective of the existence of a market disruption event with respect to one or more of the other Basket Components occurring on such date.

If the Notes have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the Notes.  For more information, see “Description of Debt Securities — Events of Default” and “— Events of Default; Defaults” in the prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Notes from HSBC for distribution to J.P. Morgan Securities Inc.  J.P. Morgan Securities Inc. will act as placement agent for the Notes and will receive a fee that will not exceed $10 per $1,000 face amount of Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

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